EXHIBIT 10.1
SUMMARY OF COMPENSATION OF JOHN C HODGMAN
AS SOLE DIRECTOR OF CYGNUS, INC.
John C Hodgman shall receive a director’s fee of $5,000 per year for three years for his services as sole director of Cygnus. The three year period will expire on November 21, 2008. The aggregate director’s fee of $15,000 for all three years will be paid to Mr. Hodgman on December 23, 2005, subject to an undertaking that Mr. Hodgman will repay a prorated amount of the fees should he cease serving prior to November 21, 2008.